Exhibit 99.2

Imara Announces Pricing of Public Offering

BOSTON, Massachusetts, July 13, 2021 – Imara Inc. (the “Company”) (Nasdaq: IMRA), a clinical-stage biopharmaceutical company dedicated to developing and commercializing novel therapeutics to treat patients suffering from rare inherited genetic disorders of hemoglobin, announced the pricing of its previously announced underwritten public offering of shares of its common stock at a public offering price of $6.00 per share, for gross proceeds of $50 million, before underwriting discounts and commissions and offering expenses payable by the Company. The offering is expected to close on July 16, 2021, subject to customary closing conditions. All shares are being offered by the Company. In addition, the Company has granted the underwriters an option for a period of 30 days to purchase up to $7.5 million of additional shares of its common stock at the public offering price, less underwriting discounts and commissions.

Morgan Stanley, SVB Leerink and Cantor are acting as joint book-running managers for the offering.

The shares are being offered by the Company pursuant to a shelf registration statement that was filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2021 and declared effective on April 8, 2021. This announcement does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

The securities referred to in this release are to be offered only by means of the prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to, and describing the terms of, the offering has been filed with the SEC and is available on the SEC’s web site at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus relating to this offering can be obtained from Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by email at prospectus@morganstanley.com; or SVB Leerink LLC, One Federal Street, 37th Floor, Boston, Massachusetts, 02110, Attention: Syndicate Department, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@svbleerink.com.

About Imara

Imara Inc. is a clinical-stage biotechnology company dedicated to developing and commercializing novel therapeutics to treat patients suffering from rare inherited genetic disorders of hemoglobin. Imara is currently advancing IMR-687, a highly selective, potent small molecule inhibitor of PDE9 that is an oral, once-a-day, potentially disease-modifying treatment for sickle cell disease and beta-thalassemia. IMR-687 is being designed to have a multimodal mechanism of action that acts on red blood cells, white blood cells, adhesion mediators and other cell types.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected closing of the public offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the SEC and in other filings that the Company makes with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:

Marin Bergman

Ten Bridge Communications

818-516-2746

marin@tenbridgecommunications.com

Investor Contact:

Michael Gray

617-835-4061

mgray@imaratx.com